UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Explanatory Note

On October 27, 2020, Armstrong World Industries, Inc. (the “Company”) issued a press release announcing its third quarter 2020 consolidated financial results and earnings outlook for fiscal year 2020, together with an earnings call presentation, and furnished the press release and earnings call presentation on a Current Report on Form 8-K (the “Original Report”).

The Company is filing this Amendment No. 1 to Current Report on Form 8-K/A (this “Amended Report”) solely to furnish a copy of: (i) a corrected press release reflecting updated projected information for depreciation, net loss and EPS on page 13 as Exhibit 99.1, and (ii) a corrected earnings call presentation reflecting updated projected information for EPS on page 12, depreciation on page 18 and net loss on page 19 as Exhibit 99.2.  Exhibit 99.1 and Exhibit 99.2 of this Amended Report supersede and replace in their entirety Exhibit 99.1 and Exhibit 99.2, respectively, to the Original Report. Except as identified above, no other information in the press release or earnings call presentation furnished with the Original Report has been updated.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 99.1	Corrected Press Release of Armstrong World Industries, Inc. dated October 27, 2020

No. 99.2	Corrected Earnings Call Presentation Third Quarter 2020 dated October 27, 2020

No. 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: October 27, 2020

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